                                                                     EXHIBIT 5.1

                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                March 11, 1998



Bear, Stearns & Co. Inc.
BT Alex. Brown Incorporated

c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, NY 10167

     RE: ISSUANCE AND SALE OF 260,000 UNITS, CONSISTING IN THE AGGREGATE OF $260,000,000 PRINCIPAL AMOUNT AT MATURITY OF 13 1/2% SENIOR DISCOUNT NOTES DUE 2008 AND WARRANTS, INITIALLY EXERCISABLE TO PURCHASE 1,684,588 SHARES OF COMMON STOCK OF COVAD COMMUNICATIONS GROUP, INC.
          --------------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Covad Communications Group, Inc., a Delaware corporation (the "Company"), in connection with the negotiation, execution and delivery of the Purchase Agreement, dated March 6, 1998 (the "Purchase Agreement"), among each of you and the Company, pursuant to which the Company has agreed, subject to the terms and conditions set forth therein, to issue and sell to you, and you have severally agreed, subject to the terms and conditions set forth therein, to purchase from the Company, 260,000 units (the "Units") consisting in the aggregate of $260,000,000 in principal amount at maturity of 13 1/2% Senior Discount Notes due 2008 (the "Notes") to be issued pursuant to the provisions of an Indenture dated as of March 15, 1998 (the "Indenture") by and between the Company and The Bank of New York, as trustee (the "Trustee"), and warrants (the "Warrants"), initially exercisable to purchase 1,684,588 shares of Common Stock of the Company, at an exercise price of $0.01 per share, to be issued pursuant to a Warrant Agreement dated as of March 15, 1998 (the "Warrant Agreement"), by and between the Company and The Bank of New York, as warrant agent (the "Warrant Agent"). This opinion is rendered to you pursuant to
Section 8(f) of the Purchase Agreement.

     Terms defined in the Purchase Agreement (whether directly or indirectly by reference) and used herein without other definition shall have the respective meanings herein assigned to such terms in the Purchase Agreement. The Purchase Agreement, Indenture, Warrant Agreement, Registration Rights Agreement, Warrant Registration Rights Agreement and Subscription Agreement may hereinafter be collectively referred to as the "Transaction Documents."

Bear, Stearns & Co., Inc.
BT Alex. Brown Incorporated
March 11, 1998
Page 2


     To render the opinions hereinafter set forth, we have examined originals or copies of the following:

     (a)  the Preliminary Offering Memorandum and the Final Offering Memorandum;

     (b)  the Purchase Agreement;

     (c)  the Indenture;

     (d)  a specimen certificate of a Note;

     (e)  the Registration Rights Agreement;

     (f)  the Warrant Agreement;

     (g)  a specimen certificate of a Warrant;

     (h)  the Warrant Registration Rights Agreement;

     (i)  the Subscription Agreement;

     (j) resolutions of the Board of Directors of the Company (the "Board") adopted on January 21, 1998 and by telephonic conferences on February 19, 1998, and on February 2, 1998, and of the Pricing Committee appointed by the Board adopted by telephonic conference on March 6, 1998, authorizing and approving the transactions which are the subject of this opinion;

     (k) the Amended and Restated Certificate of Incorporation and bylaws of the Company, each as amended and in the form certified to us as in effect on the date hereof;

     (l) the Amended and Restated Stockholder Rights Agreement dated as of March 11, 1998 by and among the Company and the "Stockholders" identified on Exhibit A thereto (the "Stockholders Rights Agreement");

     (m) the instruments and agreements to which the Company is a party (except those with respect to which you have received on the date hereof the opinion of Dhruv Khanna, General Counsel to the Company), which have either been (1) described in the Offering

Bear, Stearns & Co., Inc.
BT Alex. Brown Incorporated
March 11, 1998
Page 3


          Memorandum or (2) identified to us by the Company, or otherwise known to us, as its material agreements (the "Reviewed Agreements") and, in either case, listed on Annex 1 to Exhibit A hereto;
                                 -------    ---------

     (n) the Authentication and Delivery Order, dated the date hereof, of the Company delivered to the Trustee pursuant to the Indenture, directing the Trustee to authenticate and deliver the appropriate Notes, including the acknowledgment by the Trustee of receipt thereof;

     (o) the Execution and Delivery Order, dated the date hereof, of the Company delivered to the Warrant Agent pursuant to the Warrant Agreement, directing the Warrant Agent to countersign and deliver the appropriate Warrants, including the acknowledgment by the Warrant Agent of receipt thereof;

     (p) a certificate of legal existence, good standing and tax status of the Company, dated as of a recent date, issued by the Secretary of State of the State of Delaware;

     (q) a facsimile confirming an oral report from the Office of the Secretary of State of the State of Delaware dated March 11, 1998 as to the legal existence and good standing of the Company;

     (r) a certificate of legal existence and good standing of Covad Communications Company, a California corporation and a Subsidiary of the Company ("Covad California"), dated as of a recent date, issued by the Secretary of State of the State of California;

     (s) a certificate of tax status of Covad California, dated as of a recent date, issued by the Franchise Tax Board of the State of California;

     (t) a facsimile confirming an oral report from the Office of the Secretary of State of the State of California dated March 11, 1998, as to the legal existence and good standing of Covad California;

     (u) a certificate of legal existence and good standing of DIECA Communications Inc., a Virginia corporation and a Subsidiary of the Company ("Covad Virginia"), dated as of a recent date, issued by the Secretary of State of the Commonwealth of Virginia;

     (v) a facsimile confirming an oral report from the Office of the Secretary of State of the Commonwealth of Virginia dated March 11, 1998, as to the legal existence and good standing of Covad Virginia;

Bear, Stearns & Co., Inc.
BT Alex. Brown Incorporated
March 11, 1998
Page 4


     (w) a certificate of authorization to do business as a foreign corporation and good standing of the Company, dated as of a recent date, issued by the Office of the Secretary of State of the State of California;

     (x) a certificate of tax status of the Company, dated as of a recent date, issued by the Franchise Tax Board of the State of California;

     (y) a facsimile confirming an oral report from the Office of the Secretary of State of the State of California dated March 11, 1998, as to the authorization to do business as a foreign corporation and good standing of the Company;

     (z) the certificate of the Secretary of the Company, dated the date hereof, delivered to the Initial Purchasers;

     (aa) a cross-receipt, dated the date hereof, evidencing receipt by the Initial Purchasers of the Units and receipt by the Company of payment therefor;

     (bb) the certificate of the Chief Executive Officer and Chief Financial Officer, respectively, of the Company, dated the date hereof, delivered to the Initial Purchasers pursuant to Section 8(e) of the Purchase Agreement;

     (cc) the certificate of the Trustee, dated the date hereof, regarding, among other things, the appointment and authorization to act as trustee for the Notes and the due execution and delivery of the Indenture;

     (dd) the certificate of the Warrant Agent, dated the date hereof, regarding, among other things, the appointment and authorization to act as warrant agent for the Warrants and the due execution and delivery of the Warrant Agreement;

     (ee) the certificate, dated the date hereof and attached hereto as Exhibit
                                                                        -------
          A, of the Chief Executive Officer and Chief Financial Officer,
          -
          respectively, of the Company regarding certain facts necessary to support the opinions set forth herein (on which we have relied only with respect to factual matters only and not legal conclusions); and

     (ff) such other instruments, corporate records, certificates, and other documents as we have deemed necessary to establish a basis for the opinions hereinafter expressed.

Bear, Stearns & Co., Inc.
BT Alex. Brown Incorporated
March 11, 1998
Page 5


     In addition, we have attended or discussed with officers of the Company the respective proceedings at the January 21, 1998 meeting and the February 19, 1998 and February 2, 1998 telephonic conferences of the Board, and the March 6, 1998 telephonic conference of the Pricing Committee thereof, at which the general and pricing terms, respectively, of the transactions which are the subject of this opinion were considered and approved, and certain officers of the Company were authorized by the Board to proceed with such transactions.

     With your permission we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed as of their stated dates and as of the date hereof; (d) except as specifically covered in the opinions set forth below, the due authorization, execution and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid and binding effect thereof on such parties; and (e) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions. With respect to our opinions set forth in paragraphs 6 and 8 below, in passing on the form of such documents we have necessarily assumed the correctness and completeness of the statements made therein.

     Whenever a statement herein is qualified by the phrases "known to us" or "to our knowledge," it is intended to indicate that, during the course of our representation of the Company, no information that would give the attorneys actually involved in this transaction current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys presently in this firm who have rendered legal services in connection with the representation described in the first paragraph of this opinion letter. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation or review; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company or its affiliates. Furthermore, this opinion letter does not purport to encompass information which may have been communicated to any attorney in our firm serving as a director of the Company, solely by reason of his or her serving in such capacity.

     On the basis of the foregoing and in reliance thereon and having regard for legal considerations which we deem relevant, and subject to the limitations and qualifications set forth herein, we advise you that in our opinion:

     1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its

Bear, Stearns & Co., Inc.
BT Alex. Brown Incorporated
March 11, 1998
Page 6


property and to conduct its business as described in the Offering Memorandum. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company on a consolidated basis.

     2. Each of Covad California and Covad Virginia is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties. Each of Covad California and Covad Virginia is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company on a consolidated basis.

     3. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and the other Transaction Documents and to consummate the transactions contemplated thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities and the Warrant Shares.

     4. Each of the Transaction Documents has been duly and validly authorized, executed and delivered by the Company and assuming due execution by the other parties thereto, is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that we express no opinion as to the validity or enforceability of rights of indemnity or contribution, or both and except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (ii) general principles of equity (whether considered in a proceeding in equity or at law), or (iii) applicable public policy considerations.

     5. The Subscription Agreement has been duly and validly authorized, executed and delivered by the Equity Investors and is the legally valid and binding obligation of the Equity Investors, enforceable against each of such parties in accordance with its terms, except that we express no opinion as to the validity or enforceability of right of indemnity or contribution, or both and except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (ii) general principles of equity (whether considered in a proceeding in equity or at law), or (iii) applicable public policy considerations.

Bear, Stearns & Co., Inc.
BT Alex. Brown Incorporated
March 11, 1998
Page 7


     6. The Notes are in the form contemplated by the Indenture, have been duly authorized and executed by the Company and, when authenticated in accordance with the terms of the Indenture and delivered to and paid for in accordance with the terms of the Purchase Agreement, will be (a) valid and binding obligations of the Company enforceable in accordance with their terms, except that we express no opinion as to the validity or enforceability of rights of indemnity or contribution, or both, and except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (ii) principles of equity (whether enforcement is considered in a proceeding at law or in equity) or (iii) applicable public policy considerations and (b) entitled to the benefits of the Indenture and the Registration Rights Agreement.

     7. The Exchange Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture, will be legally, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except that we express no opinion as to the validity or enforceability or rights of indemnity or contribution, or both, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (ii) general principles of equity (whether considered in a proceeding in equity or at law), or (iii) applicable public policy considerations.

     8. The Warrants are in the form contemplated by the Warrant Agreement, have been duly authorized and executed by the Company, and when countersigned by the Warrant Agent as provided in the Warrant Agreement, and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be (a) valid and binding obligations of the Company enforceable in accordance with their terms, except that we express no opinion as to the validity or enforceability of rights of indemnity or contribution, or both, and except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (ii) principles of equity (whether enforcement is considered in a proceeding at law or in equity) or (iii) applicable public policy considerations and (b) entitled to the benefits of the Warrant Agreement and the Warrant Registration Rights Agreement.

     9. The Warrants will be exercisable into Warrant Shares in accordance with the terms of the Warrant Agreement. The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued and delivered upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights under any of the Transaction Documents or, to our knowledge, be subject to any preemptive or similar rights under any Reviewed Agreement. The Company has reserved sufficient shares of Common Stock for issuance upon exercise of the Warrants.

Bear, Stearns & Co., Inc.
BT Alex. Brown Incorporated
March 11, 1998
Page 8


     10. The Offering Memorandum contains a fair summary of the principal terms of each of the Securities and the Transaction Documents.

     11. All of the outstanding shares of capital stock of the Company have been, to our knowledge, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization."

     12. To our knowledge, there are not currently, and will not be following the offering of the Securities, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interests of the Company, except as described in the Offering Memorandum.

     13. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents and the issuance and sale of the Securities will not contravene any provision of (a) applicable law, (b) the Amended and Restated Certificate of Incorporation or bylaws of the Company, (c) any Reviewed Agreement binding upon the Company that is material to the Company on a consolidated basis, or (d) to our knowledge, any order, judgment, or decree of any governmental body, agency or court having jurisdiction over the Company. No consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except such as may be required by the Securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities by the Initial Purchasers.

     14. The statements in the Offering Memorandum under the captions "Risk Factors - Holding Company Structure; Restrictions on Access to Subsidiary Cash Flow," "Risk Factors - Fraudulent Conveyance Risks," "Risk Factors - Original Issue Discount," "Business - Government Regulation," "Business - Intellectual Property," "Business - Legal Proceedings," "Management - Limitation on Liability and Indemnification Matters," "Description of Units," "Description of Notes," "Description of Warrants," "Description of Capital Stock," "Certain Federal Income Tax Considerations" and "Notice to Investors" in each case, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

     15. To our knowledge, there is no legal or governmental proceeding pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the

Bear, Stearns & Co., Inc.
BT Alex. Brown Incorporated
March 11, 1998
Page 9


Company or any of its Subsidiaries is subject other than proceedings fairly summarized in all material respects in the Offering Memorandum and proceedings which we believe are not likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the offering contemplated by the Offering Memorandum.

     16. The Company is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Offering Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     17. While we have not undertaken any independent check or verification of the information contained in the Offering Memorandum, we have participated in the drafting and preparation of the Offering Memorandum and in the course of such participation, nothing has come to our attention that leads us to believe that, except for financial statements and financial data as to which we express no belief, the Offering Memorandum contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     18. No (a) registration under the Securities Act of the Units is required for the sale of the Units to the Initial Purchasers as contemplated by the Purchase Agreement or for the Exempt Resales, it being understood that no opinion is expressed as to any subsequent resale of any Security, nor (b) qualification of the Indenture under the Trust Indenture Act of 1939 is required in connection with the offer and sale of the Securities contemplated by the Purchase Agreement, it being understood that no opinion is expressed as to any subsequent resale of any Security, assuming, for the purposes of both clauses
(a) and (b), that (A) the purchasers who buy such Securities in the initial resale thereof are Eligible Purchasers, (B) the accuracy of the Initial Purchasers' and the Company's representations contained in the Purchase Agreement regarding the absence of general solicitation in connection with the sale of Units to the Initial Purchasers and the Exempt Resales and (C) the accuracy of the representations made by each Regulation S Investor, who in purchasing Units will be deemed to have represented that it is acquiring the Units in an offshore transaction within the meaning of Regulation S under the Securities Act.

     19. The descriptions in the Offering Memorandum of the Securities and the Transaction Documents fairly summarize the respective principal terms thereof.

     20. Except as set forth in the Purchase Agreement, the Registration Rights Agreement or the Warrant Registration Rights Agreement, to our knowledge, there are no holders of securities of the Company who, by reason of the execution by the Company of any Transaction Document or the

Bear, Stearns & Co., Inc.
BT Alex. Brown Incorporated
March 11, 1998
Page 10


consummation by the Company of the transactions contemplated thereby, have the right to request or demand that the Company register securities held by them under the Securities Act.

     The foregoing opinions are subject to the following exceptions, qualifications, limitations and assumptions:

     A. We are admitted to practice in the State of California, and the opinions expressed herein are limited in all respects to existing laws of the State of California, the statutes comprising the General Corporation Law of the State of Delaware, applicable federal laws and to the limited extent described below, the laws of the State of New York. Furthermore, we have made no inquiry into, and express no opinion with respect to, any federal or state statute, rule or regulation relating to any patent, copyright, trademark or trade name matter, as to the statutes, regulations, treaties or common laws of any other nation, state or jurisdiction, or the effect on the transactions contemplated in any Transaction Document or the Securities of non-compliance under any such statutes, regulations, treaties or common laws. We observe that the Transaction Documents purport to be governed by the laws of the State of New York. We have therefore made such investigation of the laws of the State of New York as we have deemed necessary to render this opinion. With respect to the opinion set forth in paragraph 1 above, we have relied solely on an examination of the certificates respectively described in clauses
          (p)-(x) above, without an investigation as to the standards for conduct of business as a foreign corporation, good standing or any other matter pertinent thereto in any jurisdiction other than the State of California and the State of Delaware. Further, we have not acted as regulatory counsel to the Company, and express no opinion as to any regulatory matter pertinent to the Company or the opinions rendered herein. We understand that you will rely on the opinion of Dhruv Khanna, General Counsel to the Company, dated the date hereof, with respect to such matters.

     B. We wish to point out that provisions of any Transaction Document that purport to permit any party to take action or make determinations or benefit from indemnities and similar undertakings may be subject to a requirement that such action be taken or such deter minations be made, or that any action or inaction by any party that may give rise to request for payments under such an undertaking be taken or not taken, as the case may be, on a reasonable basis and in good faith.

     C. We note that the enforceability of provisions in the Transaction Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

Bear, Stearns & Co., Inc.
BT Alex. Brown Incorporated
March 11, 1998
Page 11


     D. We express no opinion as to (i) the effect of the laws of any jurisdiction in which any holder of the Securities or the Trustee is located (other than California) that limits the interest, fees or other charges it may impose and (ii) Sections 4.18 or 10.12 of the Indenture.

     E. With respect to our opinions in paragraphs 4 (to the extent it pertains to the Indenture), 6 and 7, we have assumed that each Initial Purchaser is an "exempt person" within the meaning of Article I,
          Section 15 of the California Constitution.

     F. We note that we have not represented the Equity Investors in this transaction. For the purpose of our opinion in paragraph 5, we have therefore assumed that each of the Equity Investors is duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all requisite power and authority to carry on its business as currently conducted, to own, lease and operate its properties and to enter into the Subscription Agreement, consummate the transactions contemplated thereon and perform its obligations thereunder, (iii) is duly qualified to do business and in good standing in each jurisdiction wherein the nature of its business or its ownership or leasing of property requires such qualification, to the extent germane to the transactions contemplated by the Subscription Agreement, (iv) has duly and validly authorized, executed and delivered the Subscription Agreement and (v) is not restricted, whether by its charter, bylaws, partnership, organizational or other comparable documents, agreements with any third parties, orders, judgments or decrees entered with respect to it by any governmental body, regulations applicable to it by reason of the nature of its business, laws unique to its jurisdiction of organization or otherwise, except for such restrictions as arise under laws of the kind customarily applicable to transactions such as those contemplated by the Subscription Agreement, from performing its obligations under the Subscription Agreement.

     G. For the purposes of the opinions in paragraph 13(a) and the last sentence of paragraph 13 above, we have reviewed only those laws which, in our experience, are customarily applicable to transactions of this kind.

     H. In rendering the opinion set forth in paragraph 13(d) above with respect to violation of orders, judgments or decrees, as to the existence and extent of such orders, judgments or decrees, we have relied solely upon (i) inquiries of certain officers of the Company,
          (ii) a certificate from an officer of the Company and (iii) our review of the Reviewed Agreements.

Bear, Stearns & Co., Inc.
BT Alex. Brown Incorporated
March 11, 1998
Page 12


     I. In rendering the opinion set forth in paragraph 8 above with respect to preemptive or similar rights, we have relied solely upon (i) representations that we have obtained from officers of the Company with respect to the nonexistence of any such rights, (ii) our review of the Company's Amended and Restated Certificate of Incorporation, as amended, and bylaws, as amended, and (iii) our review of the Transaction Documents.

     This opinion letter is solely for your benefit in connection with the issuance and sale by the Company of the Units pursuant to the Purchase Agreement and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person or for any other purpose without our prior written approval. We would expect any person to whose receipt of a copy hereof we consented to be bound by this paragraph. We disclaim any obligation to update this opinion letter to disclose to you facts, events or changes of law occurring, arising or coming to our attention after the date hereof.

                                   Very truly yours,

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation

                                   /s/ Wilson Sonsini Goodrich & Rosati, P.C.

                                                                       EXHIBIT A
                                                                       ------- -

                       COVAD COMMUNICATIONS GROUP, INC.
                          CERTIFICATE AND DECLARATION

                                March 11, 1998


Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304

     RE: ISSUANCE AND SALE OF 260,000 UNITS CONSISTING IN THE AGGREGATE OF $260,000,000 PRINCIPAL AMOUNT AT MATURITY OF 13 1/2% SENIOR DISCOUNT NOTES DUE 2008 AND 260,000 WARRANTS, INITIALLY EXERCISABLE TO PURCHASE 1,684,588 SHARE OF COMMON STOCK OF COVAD COMMUNICATIONS GROUP, INC.
          ------------------------------------------------------------------
Ladies and Gentlemen:

     Reference is made to the Purchase Agreement dated March 6, 1998 (the "Purchase Agreement") by and among Covad Communications Group, Inc., a Delaware corporation (the "Company"), and Bear, Stearns & Co. Inc. and BT Alex. Brown Incorporated, as initial purchasers (collectively, the "Initial Purchasers").
We understand that you are required to render a legal opinion (the "WSGR Legal Opinion") to the Initial Purchasers pursuant to Section 8(f) of the Purchase Agreement. Terms defined in the WSGR Legal Opinion (whether directly or indirectly by reference) and used herein without other definition shall have the respective meanings herein assigned to such terms in the WSGR Legal Opinion. With the understanding that you will rely on this Certificate and Declaration (this "Certificate") as to the statements of fact contained herein in delivering the WSGR Legal Opinion, the undersigned certify and declare to Wilson Sonsini Goodrich & Rosati, P.C. ("WSGR"), on behalf of the Company, that:

     1.   Due Organization, Good Standing, etc.  The Company has made all
          -------------------------------------
filings, paid all fees and taken all other actions requested by the appropriate offices, to maintain its corporate existence and good standing under the laws of the States of Delaware and California. The Company's Amended and Restated Certificate of Incorporation is as described in and incorporated as an exhibit to the Certificate of Secretary of even date herewith delivered to the Initial Purchasers, and neither the Board of Directors of the Company (the "Board of Directors") nor the stockholders have taken any action to modify, rescind or revoke such Amended and Restated Certificate of Incorporation. No corporate action has been taken or is pending or contemplated with respect to dissolution or liquidation of the Company.

     2.   Authorization of Transactions.  The execution, delivery and
          -----------------------------
performance of each of the Transaction Documents (including the issuance of the Securities and the performance of the obligations of the Company thereunder) has been duly authorized by the Board of Directors at its meeting held on January 21, 1998, by telephonic conferences on February 2, 1998 and February 9, 1998, and by telephonic conference of the Pricing Committee of the Board of Directors on March 6, 1998 and no further action by the Board of Directors, or any committee thereof, has been taken to modify, rescind or revoke such authorization.

     3.   Authorization of Securities.  The Warrant Shares issuable upon
          ---------------------------
exercise of the Warrants have been duly authorized and reserved for issuance by the Company and, when issued and delivered upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable, and no further action by the Board of Directors, or any committee thereof, has been taken to modify, rescind or revoke such authorization. There are no outstanding preemptive rights, rights of first refusal or similar rights which have not been waived with respect to any issuance of securities by the Company, including the Securities or the Warrant Shares issuable upon exercise of the Warrants, except as provided in the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Stockholder Rights Agreement among the Company and certain of its stockholders, as amended.

     4.   Capitalization.  The Company has authorized and issued outstanding
          --------------
capital stock as set forth in the column entitled "Actual" under the caption "Capitalization" in each Offering Memorandum (except for issuance, if any, subsequent to the date of the Final Offering Memorandum pursuant to reservations, agreements, employee benefit plans and otherwise, as referred to in each Offering Memorandum), and the Company has obtained all stockholder and Board of Directors approvals required to authorize the issuance of such outstanding shares of Common Stock. The outstanding capital stock conforms to the description thereof contained in each Offering Memorandum. The Company has received the full consideration for payment of all issued and outstanding shares of capital stock, as specified in the Board of Director's resolutions authorizing such issuances.

     5.   Legal and Governmental Proceedings.  Except as disclosed in each
          ----------------------------------
Offering Memorandum, there are no material legal or governmental proceedings pending or threatened against the Company or to which any of its property may be bound or subject which would have a Material Adverse Effect on the consolidated financial position of stockholders' equity or results of operations of the Company or impair the Company's ability to perform its obligations under the Purchase Agreement or the other Transaction Documents or to consummate the transactions contemplated by such agreements and instruments.

     6.   Accuracy of Summaries.  The statements in each Offering Memorandum
          ---------------------
under the captions "Risk Factors -- Holding Company Structure; Restrictions on Access to Subsidiary Cash Flow," "Risk Factors -- Fraudulent Conveyance Risks," "Risk Factors -- Original Issue Discount," "Business -- Government Regulation," "Business -- Intellectual Property," "Business -- Legal Proceedings, "Management -- Limitation on Liability and Indemnification Matters," "Description of Units," "Description of Notes," "Description of Warrants," "Description of Capital Stock," "Certain Federal Income Tax Considerations" and "Notice to Investors", insofar as such statements constitute a summary of facts available to the Company or the content of the documents referred to therein, are accurate summaries fairly representing the matters described therein. The Company confirms to WSGR the accuracy and completeness of the representations and warranties of the Company contained in

Section 5 of the Purchase Agreement. As of the date hereof, neither the Preliminary Offering Memorandum nor the Final Offering Memorandum contains any untrue statement of a material fact or omits to state a material fact pertaining to the Company, its operations, business, prospects or financial or other condition, which is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and confirms that WSGR is entitled to rely on such representations and warranties as a premise for the WSGR Legal Opinion.

     7.   No Violation.  The Company is not presently (i) in violation of (a)
          ------------
its Amended and Restated Certificate of Incorporation or bylaws or any other organizational documents; (b) any statute, ordinance, law, administrative or governmental rule or regulation or filing or judgment, injunction, order or decree of any court or governmental agency or body applicable to the Company or any of its properties or assets, except where any such violations could not, singly or in the aggregate with all other such violations, reasonably be expected to have a Material Adverse Effect or (ii) in breach of or in default in the performance of (including any event which, with notice or lapse of time or both, would constitute a breach of or a default in the performance of) any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness, material agreement, indenture, material lease or other material instrument to which the Company is a party or by which any of the Company or any of their respective properties may be bound, except (a) as may be disclosed in each Offering Memorandum or (b) to the extent that any such breach or default could not, singly or in the aggregate with all other such breaches and defaults, reasonably be expected to have a Material Adverse Effect.

     8.   No Conflicts.  The issuance and sale of the Securities by the Company
          ------------
pursuant to the Purchase Agreement, the Indenture and the Warrant Agreement and the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents will not result in a breach or violation of any of the terms or provisions, or constitute a default under, any of the instruments and agreements listed on Annex 1 hereto, nor will such action result in any violation or provision of the Company's Amended and Restated Certificate of Incorporation, bylaws, or any corresponding documents of the Company's Subsidiaries.

     9.   Investment Company Act.  Neither the Company nor any of its
          ----------------------
Subsidiaries is engaged, or proposes to engage, in the business of extending credit for the purpose of purchasing or carrying margin stock (as hereinafter defined) and no part of the proceeds of the issuance and sale of the Securities will be used to extend credit to others for the purpose of purchasing or carrying margin stock. As used herein, "margin stock" means (a) any equity security registered or having unlisted trading privileges on a national securities exchange, (b) any stock traded in the over-the-counter market and designated as a margin security by the Board of Governors of the Federal Reserve System, (c) any security designated as qualified for trading in the National Market System of the National Association of Securities Dealers, Inc., (d) any debt security convertible into the foregoing securities or carrying a warrant or right to subscribe to or purchase the foregoing securities, (e) any warrant or right to subscribe to or purchase the foregoing securities, or (f) any security issued by an investment company within the contemplation of the Investment Company Act of 1940, as amended.

     The undersigned have taken all reasonably necessary steps to verify the information set forth in this Certificate. The undersigned have examined such corporate records, and have made such inquiries of other officers and executives of the Company as the undersigned have deemed reasonable and necessary in order to ensure the accuracy of the representations set forth herein. Neither of the undersigned is aware of any fact or circumstances which would render any conclusion reached in the WSGR Legal Opinion misleading.

                              COVAD COMMUNICATIONS GROUP, INC.


                              By:   /s/ Timothy P. Laehy
                                    ------------------------------------------
                                    Timothy P. Laehy
                                    Chief Financial Officer, Treasurer and
                                    Vice President, Finance



                              By:   /s/ Dhruv Khanna
                                    ------------------------------------------
                                    Dhruv Khanna
                                    Secretary

                                                                         ANNEX 1
                                                                         -------

                          AGREEMENTS AND INSTRUMENTS
                          --------------------------



 .    Amended and Restated Stockholder Rights Agreement dated as of March 11,
     1998

 .    Diamond Lane Master Purchase Agreement dated December 4, 1997

 .    Quick Start Loan and Security Agreement dated January 5, 1998 between the
     Company and Silicon Valley Bank

 .    Internet Service Provider ("ISP") Customer Agreements:

     (1) ISP Contract between the Company and Idiom Internet Services dated December 19, 1997

     (2) ISP Contract between the Company and DSL Networks, Inc. dated December 31, 1997

     (3) ISP Contract between the Company and Whole Earth Networks dated December 12, 1997

     (4)  ISP Contract between the Company and Slip Net dated December 30, 1997

     (5)  ISP Contract between the Company and LanMinds dated December 21, 1998

     (6)  ISP Contract between the Company and DNAI

     (7)  ISP Contract between the Company and Bay Junction dated January 21,
          1998

     (8) ISP Contract between the Company and Concentric Network dated December 18, 1997

 .    Enterprise Customer Agreements:

     (1) Memorandum of Understanding between Hewlett-Packard Technology Intrastructure Services and Covad Communications dated November 24, 1997

     (2) Agreement for Evaluation of Supplier's Product between Covad Communications Company and Intel Corporation dated December 3, 1997

     (3) Oracle Pilot Proposal and Menorandum of Understanding for Covad Communications Services dated August 25, 1997

     (4) Corporate Customer Pilot Agreement between Covad Communications Company and Sagent Technology dated February 3, 1998

     (5) Pilot Agreement for Covad Communications Services between Covad Communications Company and Stanford University dated May 29, 1997

 .    1997 Stock Plan

                                      -2-